EXECUTION

GSAA TRUST 2004-CW1

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2004-CW1

TRUST AGREEMENT

between

GS MORTGAGE SECURITIES CORP.,
as Depositor

and

JPMORGAN CHASE BANK,
as Trustee and Custodian

Dated as of

April 1, 2004

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01

Standard Terms.

1

Section 1.02

Defined Terms.

2

Section 1.03

Rules of Construction.

15

ARTICLE II FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

16

Section 2.01

Conveyance to the Trustee.

16

Section 2.02

Acceptance by the Trustee.

17

Section 2.03

REMIC Elections and REMIC Interests Designations.

17

ARTICLE III REMITTING TO CERTIFICATEHOLDERS

19

Section 3.01

Distributions to Certificateholders.

19

Section 3.02

Allocation of Realized Losses and Shortfalls.

22

ARTICLE IV THE SECURITIES

24

Section 4.01

The Certificates.

24

Section 4.02

Denominations.

24

Section 4.03

Redemption of Certificates.

24

Section 4.04

Securities Laws Restrictions.

25

ARTICLE V MISCELLANEOUS PROVISIONS

25

Section 5.01

Request for Opinions.

25

Section 5.02

Schedules and Exhibits.

25

Section 5.03

Governing Law.

25

Section 5.04

Counterparts.

26

Section 5.05

Notices.

26

SCHEDULES AND EXHIBITS

Schedule I

Mortgage Loans

Exhibit A

Forms of Certificates

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Trust Agreement”), dated as of April 1, 2004, is hereby executed by and between GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”) and JPMORGAN CHASE BANK, as trustee (the “Trustee”) under this Trust Agreement and the Standard Terms to Trust Agreement, April 2004 Edition (the “Standard Terms”) and custodian (in such capacity, the “Custodian”), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Board of Directors of the Depositor has duly authorized the formation of GSAA Trust 2004-CW1 as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $250,109,377 to be known as the Mortgage Pass-Through Certificates, Series 2004-CW1 (the “Certificates”).  The Trust is formed by this Trust Agreement.  The Certificates in the aggregate evidence the entire beneficial ownership in the Trust.  The Certificates consist of the classes set forth herein.

Pursuant to Section 12.01 of the Standard Terms, the Trustee, will make an election to treat all of the assets of the Trust as two real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC I-1” and “REMIC I-2”) for federal income tax purposes.  The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

For purposes of naming the REMIC Interests and the Certificates, the first character (“I” and “II”) refers to the Collateral Group; the second character (“A” or “B”) refers to the status of the interest (senior or subordinate) and the final character refers to the specific Class.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Trustee and the Custodian agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Standard Terms.

The Depositor, the Trustee and the Custodian acknowledge that the Standard Terms prescribe certain obligations of each such entity with respect to the Certificates.  The Depositor, the Trustee and the Custodian agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver, or cause to be delivered, to the Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan.  The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custodial Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

Section 1.02

Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the Sale Agreement.  In the event of a conflict between the Standard Terms and the Sale Agreement or the Servicing Agreement, the Sale Agreement or the Servicing Agreement, as the case may be, shall govern.  In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

“Accrued Certificate Interest”:  Interest to be distributed to each Class of Certificates on any Distribution Date consisting of the sum of (i) the product of the Certificate Rate for such Class of Certificates and the Certificate Balance (or Notional Amount) for such Class of Certificates and such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

“Aggregate Subordinate Percentage”:  For each Certificate Group at any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

“Applicable Fraction”: For each Mortgage Loan and REMIC I-1, shall be calculated as follows:

For Collateral Group P and each Discount Loan:

5.50% minus the Net Rate on such Discount Loan

5.50%;

For Collateral Group I and each Discount Loan:

the Net Rate on such Discount Loan

5.50%;

For Collateral Group I and the Mortgage Loan in Subgroup A, 100%;

For Collateral Group I and each Mortgage Loan in Subgroup B with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

6.00% minus the Net Rate on such Mortgage Loan

0.50%;

For Collateral Group II and each Mortgage Loan in Subgroup B with a Net Rate greater than or equal to 5.50% per annum, but less than 6.00% per annum:

1 minus 6.00% minus the Net Rate on such Mortgage Loan

0.50%;

For Collateral Group II and each Mortgage Loan with a Net Rate greater than or equal to 6.00% per annum, 100%.

“Apportioned Principal Balance”:  For any Class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of such Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

“A-P Principal Distribution Amount”:  For Collateral Group P, on each Distribution Date, the sum of:

(1)

the Applicable Fractions for the Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)

the Applicable Fractions for the Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to that Collateral Group, that were received during the preceding calendar month; and

(3)

the Applicable Fractions for the Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to that Collateral Group.

“Assignment Agreement”:  Each of (i) the Assignment, Assumption and Recognition Agreement dated as of April 1, 2004, by and among the Depositor, GSMC, the Loan Seller and the Servicer and (ii) the Assignment, Assumption and Recognition Agreement dated as of April 1, 2004, by and among the Trustee, the Depositor, the Loan Seller and the Servicer.

“Available Distribution Amount”:  For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to that Collateral Group of the following amounts:

(1)

the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer (or by the Trustee in the event the Servicer fails to make any such required advances pursuant to Section 3.05 of the Standard Terms) on the Mortgage Loans in such Group and not previously distributed (including P&I Advances made by the Servicer (or by the Trustee in the event the Servicer fails to make any such required advances pursuant to Section 3.05 of the Standard Terms), Compensating Interest Payments made by the Servicer and proceeds of Mortgage Loans that are liquidated), except:

(a)

all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(d)

Liquidation Proceeds and Insurance Proceeds received on the Mortgage Loans in such Group after the previous calendar month;

(e)

all amounts in the Certificate Account from Mortgage Loans in such Group that are then due and payable to the Servicer under the Servicing Agreement;

(f)

the Servicing Fee for each Mortgage Loan in such Group, net of any amounts payable as compensating interest by the Servicer on that Distribution Date; and

(g)

all related amounts reimbursable on such Distribution Date to the Trustee or the Servicer.

(2)

the total amount of any cash received by the Trustee or the Servicer from the repurchase by the Loan Seller of any Mortgage Loans as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC I-2 shall be the amounts distributed by REMIC I-1.

“Average Rate”:  For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to each of Collateral Group I and Collateral Group II, weighted on the basis of the Group Subordinate Amount for each Collateral Group.

“Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

“Certificate Balance”:  As to any Class of Certificates (other than a Notional Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses (net of any Subsequent Recoveries) previously allocated to such Class.

“Certificate Group”:  The Group I Certificates or the Group II Certificates, as applicable.

“Certificate Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.  With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”:  The Class IA-1, Class IIA-1, Class IIA-2, Class IIA-3, Class A-P, Class A-X, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R Certificates.

“Class”:  Each Class of Certificates or REMIC Interests.

“Class A Certificates”:  The Class IA-1, Class IIA-1,  Class IIA-2, Class IIA-3, Class A-P and Class A-X Certificates.

“Class A-P Certificates”:  The Class A-P Certificates.

“Class A-X Certificates”:  The Class A-X Certificates.

“Class A-X Notional Amount”:  Initially will be $23,934,320 and for each Distribution Date after the Closing Date will equal the sum of (i) total principal balance of the Subgroup A Premium Loan multiplied by a fraction, the numerator of which is the weighted average Net Rate of the Subgroup A Premium Loan minus 5.50% and the denominator of which is 6.50% and (ii) the total principal balance of the Subgroup C Premium Loans multiplied by a fraction, the numerator of which is the weighted average Net Rate of all Subgroup C Premium Loans minus 6.00% and the denominator or which is 6.50%.

“Class B Certificates”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

“Class IIA-3 Percentage”:  With respect to any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Certificate Balance of the Class IIA-3 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the Class IIA-2 and Class IIA-3 Certificates immediately prior to such date.

“Class IIA-3 Prepayment Shift Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

“Class IIA-3 Priority Amount”:  With respect to any Distribution Date, the lesser of (i) the sum of (x) the product of the Class IIA-3 Percentage for such date, the Class IIA-3 Scheduled Principal Percentage for such date and 53.9314869073% of the Scheduled Principal Amount for such date and (y) the product of the Class IIA-3 Percentage for such date, the Class IIA-3 Prepayment Shift Percentage for such date and 53.9314869073% of the Unscheduled Principal Amount for such date and (ii) the aggregate Certificate Balance of the Class IIA-3 Certificates immediately prior to such date.   Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class IIA-3 Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Group II Certificates (other than the Class IIA-3 Certificates) have been reduced to zero, the Class IIA-3 Certificates shall be entitled pro rata to any remaining Senior Principal Distribution Amount for Collateral Group II and thereafter, the Class IIA-3 Priority Amount shall equal the Senior Principal Distribution Amount for Collateral Group II.

“Class IIA-3 Scheduled Principal Percentage”:  With respect to any Distribution Date during the five years beginning on the first Distribution Date, 0%.  Thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

“Class Principal Balance”:  As to any Class of Certificates (other than the Notional Certificates) and any Distribution Date, the total Certificate Balance of all Certificates of that Class on such Distribution Date.

“Closing Date”:  April 29, 2004.

“Collateral Group”:  Each of Collateral Group I, Collateral Group II and Collateral Group P.

“Collateral Group I”: The Mortgage Loans in Subgroup P, Subgroup A and Subgroup B or portions thereof that have been stripped to an Effective Net Rate of 5.50%.

“Collateral Group II”: The Mortgage Loans in Subgroup B and Subgroup C or portions thereof that have been stripped to an Effective Net Rate of 6.00%.

“Collateral Group P”: The Mortgage Loans in Subgroup P or portions thereof that have been stripped to an Effective Net Rate of 0.00%.

“Corresponding Class”:  For each class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Countrywide Home Loans”:  Countrywide Home Loans, Inc., or any successor in interest.

“Countrywide Servicing”:  Countrywide Home Loans Servicing LP, or any successor in interest.

“Credit Support Depletion Date”:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

“Current Realized Loss”:  For the Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Discount Loan.

“Current Shortfall”:  Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailments”:  Partial prepayments on a Mortgage Loan.

“Custodian”:  JPMorgan Chase Bank, in its capacity as custodian under each of the Custodial Agreements.

“Custodial Agreement”:  Each of (i) the Custodial Agreement, dated as of December 1, 2003, among GSMC, Countrywide Servicing, as servicer, Countrywide Home Loans, as seller, and the Custodian and (ii) the Custodial Agreement, dated as of February 1, 2004, among GSMC, Countrywide Servicing, as servicer, Countrywide Home Loans, as seller, and the Custodian.

“Cut-Off Date”:  April 1, 2004.

“Deferred Principal Amounts”:  For the Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable to the Subordinate Certificates.

“Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”:  With respect to Collateral Group I, 5.50% per annum. With respect to Collateral Group II, 6.00% per annum.

“Discount Loan”:  Any Mortgage Loan with a Net Rate less than 5.50% per annum.

“Distribution Date”:  The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be May 25, 2004.

“Due Date”:  For any Mortgage Loan, the first day in each calendar month.

“Due Period”:  For any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(d).

“Group I Certificate”:  Any Class IA-1 or Class A-P Certificate.

“Group II Certificate”:  Any Class IIA-1, Class IIA-2 or Class IIA-3 Certificate.

“Group Subordinate Amount”:  With respect to each Collateral Group (other than Collateral Group P) and any Distribution Date, the excess of the related Applicable Fraction of the outstanding Principal Balance of the Mortgage Loans contributing to such group for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates) immediately prior to that Distribution Date.

“GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”:  For any Distribution Date, shall be the immediately preceding calendar month.  The Class A-P Certificates will be “principal only” Certificates and will not be entitled to any interest.

“Interests”:  Each Class of REMIC Interests.

“JPMorgan Chase”:  JPMorgan Chase Bank.

“Junior Subordinate Certificates”:  The Class B4, Class B5 and Class B6 Certificates.

“Liquidated Mortgage Loan”: A Mortgage Loan for which the Servicer has determined (and reported to the Trustee) that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

“Liquidation Principal”:  The principal portion of liquidation proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

“Loan Seller”:  Countrywide Home Loans.

“Moody’s”:  Moody’s Investors Service, Inc. or its successor.

“Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

“Net Rate”:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Servicing Fee Rate applicable to such Mortgage Loan.

“Non-AP Pool Balance”:  For any Distribution Date and the related Collateral Group, the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans in such Collateral Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

“Note Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates of the Interests and Certificates, the Note Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”:  The Class A-X Notional Amount.  The Notional Amount is used to calculate distributions on the Class A-X Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

“Notional Certificate”:  Class A-X Certificate.

“Officer”:  The Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the applicable Person.

“P&I Certificates”:  All Classes of Certificates other than the Class A-X or Class A-P Certificates and the Residual Certificates.

“Payoffs”:  Prepayments in full on a Mortgage Loan.

“Premium Loan”:  Any Mortgage Loan in Subgroup A with a Net Rate greater than or equal to 5.50% and any Mortgage Loan in Subgroup C with a Net Rate greater than or equal to 6.00%.

“Prepayment Period”:  With respect to each Distribution Date, the preceding calendar month.

“Principal Distribution Amount”:  For each Collateral Group and any Distribution Date, the sum of:

(1)

the Principal Payment Amount for such Collateral Group;

(2)

the Principal Prepayment Amount for such Collateral Group; and

(3)

the Applicable Fraction for such Collateral Group of the Liquidation Principal derived from each Mortgage Loan in such Collateral Group.

“Principal Payment Amount”:  The sum, for each Collateral Group (other than Collateral Group P) and any Distribution Date of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group, of:

(1)

the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date; and

(3)

any other unscheduled payments of principal which were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”:  For any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to that Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

“Private Certificates”:  The Junior Subordinate Certificates.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”:  Each of S&P and Moody’s.

“Realized Loss”:  With respect to a Liquidated Mortgage Loan, the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

“Record Date”:  For each Class of Certificates, the last Business Day of the related Interest Accrual Period.

“REMIC”:  REMIC I-1 or REMIC I-2.

“REMIC Certificates”:  Each Class of Certificates issued by REMIC I-1 pursuant to Section 2.03 and the Class R Certificates.

“REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC I-1”:  The real estate mortgage investment conduit created hereunder, which consists of the Mortgage Loans and certain other assets and the REMIC I-1 Distribution Account.

“REMIC I-1 Regular Interests”:  The regular interests issued by REMIC I-1 as specified in Section 2.03.

“REMIC I-2”:  One of the two real estate mortgage investment conduits created hereunder, which consists of the REMIC I-1 Regular Interests and the REMIC I-2 Distribution Account.

“REMIC I-2 Regular Interests”:  The regular interests issued by REMIC I-2 as specified in Section 2.03.

“Remittance Date”:  The 18th day of each month (or if such day is not a business day, the next succeeding business day).

“Residual Certificates”:  The Class R Certificates.

“Rule 144A Certificates”:  The Junior Subordinate Certificates.

“S&P”:  Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“Sale Agreement”:  The Master Mortgage Loan Purchase Agreement dated as of November 1, 2003 (and the related Purchase Confirmations dated December 4, 2003 and February 16, 2004), between Countrywide Home Loans and GSMC.

“Scheduled Payments”:  The monthly payments of principal and interest payable by the Mortgagor.

“Scheduled Principal Amount”:  With respect to any Distribution Date an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Senior Certificates”:  The Class A Certificates.

“Senior Collateral Group Percentage”:  As of the Closing Date, for Collateral Group I and Collateral Group II will be approximately 93.48% and 93.55%, respectively, and for any Distribution Date thereafter will equal the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group (other than the Class A-P Certificates) immediately preceding such Distribution Date, divided by the sum of the Applicable Fractions of the total outstanding principal balance of the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates) immediately prior to such Distribution Date.

“Senior Interests”:  All of the REMIC I-2 Regular Interests except those corresponding to a Class B Certificate.

“Senior Liquidation Amount”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the aggregate, for each mortgage loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of the Applicable Fraction of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal derived from that mortgage loan.

“Senior Prepayment Percentage”:  For each Collateral Group (other than Collateral Group P), as follows:  (i) on any Distribution Date occurring before the Distribution Date in the month of May 2009, 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date in the month of May 2009 and thereafter, 100%, unless:

(a)

the mean of the sum of the Applicable Fractions of the Scheduled Principal Balances of the Mortgage Loans contributing to each Collateral Group that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the Group Subordinate Amount for such Collateral Group as of such Distribution Date, and

(b)

the sum of the Applicable Fractions of the cumulative Realized Losses on the Mortgage Loans contributing to each Collateral Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Collateral Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-Off Date
May 2009 through April 2010	30%
May 2010 through April 2011	35%
May 2011 through April 2012	40%
May 2012 through April 2013	45%
May 2013 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Collateral Group shall be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
May 2004 through April 2009	100%
May 2009 through April 2010	Senior Collateral Group Percentage for such Group + 70% of the related Subordinate Percentage
May 2010 through April 2011	Senior Collateral Group Percentage for such Group + 60% of the related Subordinate Percentage
May 2011 through April 2012	Senior Collateral Group Percentage for such Group + 40% of the related Subordinate Percentage
May 2012 through April 2013	Senior Collateral Group Percentage for such Group + 20% of the related Subordinate Percentage
May 2013 and thereafter	Senior Collateral Group Percentage for such Group

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”:  For any Distribution Date and each Collateral Group (other than Collateral Group P) will equal the sum of:

(i)

the related Senior Collateral Group Percentage of the Principal Payment Amount for such Collateral Group;

(ii)

the related Senior Prepayment Percentage of the Principal Prepayment Amount for such Collateral Group; and

(iii)

the Senior Liquidation Amount for such Collateral Group.

“Senior Subordinate Certificates”:  The Class B1, Class B2 and Class B3 Certificates.

“Servicer”:  Countrywide Servicing and its permitted successors or assigns under the Servicing Agreement.

“Servicing Agreement”:  The Servicing Agreement dated as of November 1, 2003, between Countrywide Servicing and GSMC.

“Servicing Fee Rate”:  For each Mortgage Loan, the per annum fee described in Schedule I hereto.

“Servicemembers Shortfall”:  Any shortfall in amounts paid by mortgagors on the Mortgage Loans that occurs pursuant to the Servicemembers Civil Relief Act, as amended, or similar legislation affording relief to members of the armed forces.

“Subgroup A”: The Mortgage Loan allocated to Subgroup A with a Net Rate of 5.625%.

“Subgroup A Premium Loan”:  Mortgage Loans in Subgroup A having Net Rates greater than 5.50% per annum.

“Subgroup B”: The Mortgage Loans with Net Rates greater than or equal to 5.50% and less than 6.00%.

“Subgroup C”: The Mortgage Loans with Net Rates greater than or equal to 6.00%.

“Subgroup P”: The Mortgage Loans with Net Rates less than 5.50%.

“Subordinate Certificates”:  The Class B Certificates.

“Subordinate Class Percentage”:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Balance of all Subordinate Certificates immediately prior to such date.

“Subordinate Interests”:  The Interest corresponding to the Subordinate Certificates.

“Subordinate Liquidation Amount”:  For any Distribution Date and Collateral Group (other than Collateral Group P), the Applicable Fraction of the Liquidation Principal in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”:  For any Collateral Group (other than Collateral Group P) and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group.  The Subordinate Percentages as of the Closing Date will be 6.52% and 6.45%, respectively, for Collateral Group I and Collateral Group II.

“Subordinate Prepayment Percentage”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the excess of 100% over the Senior Prepayment Percentage for such Collateral Group.  Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

“Subgroup C Premium Loans”:  Mortgage Loans in Subgroup C having Net Rates greater than 6.00% per annum.

“Subordinate Principal Distribution Amount”:  For any Distribution Date and any Collateral Group (other than Collateral Group P), the sum of:

(1)

the related Subordinate Percentage of the Principal Payment Amount;

(2)

the related Subordinate Principal Prepayment Amount; and

(3)

the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to the provisions above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order in each case of the definition thereof, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”:  For each Distribution Date and each Collateral Group (other than Collateral Group P), the related Subordinate Prepayment Percentage of the Principal Prepayment Amount of such Collateral Group.

“Subordination Levels”:  For any Class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to that Class by (ii) the sum of the Certificate Balances of all Classes of Certificates as of that date, before giving effect to distributions and allocations of Realized Losses on that date.

“Subsequent Recovery”:  Amounts recovered by the Servicer in respect of a liquidated Mortgage Loan in regard to which a Realized Loss has occurred.

“Trust Estate”:  As defined in Section 2.01 hereof.

“Trust Agreement”:  This Trust Agreement, dated as of April 1, 2004, which incorporates by reference the Standard Terms to Trust Agreement, April 2004 edition; provided that any references in any documents required hereunder, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of April 1, 2004, shall be deemed to refer to this Trust Agreement.

“Trustee”:  JPMorgan Chase, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Undercollateralization Distribution”:  As defined in Section 3.01 hereof.

“Undercollateralized Group”:  On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non AP Pool Balance of the related Collateral Group.

“Unscheduled Principal Amount”:  With respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

Section 1.03

Rules of Construction.

Unless the context otherwise requires:

(a)

a term has the meaning assigned to it;

(b)

an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c)

“or” is not exclusive;

(d)

“including” means including without limitation;

(e)

words in the singular include the plural and words in the plural include the singular;

(f)

any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(g)

references to a Person are also to its permitted successors and assigns;

(h)

reference to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and “cents” shall be construed accordingly; and

(i)

unless otherwise indicated, references within any document to appendices, articles, schedules, sections, paragraphs, clauses or exhibits are references to appendices, articles, schedules, sections, paragraphs, clauses or exhibits in or to such document.

ARTICLE II

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance to the Trustee.

To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (a) the mortgage loans listed on Schedule I hereto, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale Agreement; provided that the Depositor hereby reserves its right to indemnification under the Sale Agreement; (c) the Servicing Agreement; provided that the Depositor hereby reserves its right to indemnification under the Servicing Agreement; (d) the Custodial Agreements; (e) the Assignment Agreement; (f) the Distribution Account, the Certificate Account and the Collection Accounts and (g) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (a) through (g) above shall be collectively referred to herein as the “Trust Estate”).  It is agreed and understood by the Trustee and the Depositor that it is not intended that any mortgage loan be included in the Trust that is a “High Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 and the New Mexico Home Loan Protection Act effective January 1, 2004.

The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the GSMC or any other person in connection with the Mortgage Loans, the Sale Agreement, the Servicing Agreement, the Assignment Agreement or under any agreement or instrument relating thereto except as specifically set forth herein.

Section 2.02

Acceptance by the Trustee.

By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by the Trust Agreement.  The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Section 2.03

REMIC Elections and REMIC Interests Designations.

(a)

REMIC Elections.  Elections shall be made by the Trustee to treat the assets of the Trust Estate described in the definition of the term “REMIC I-1” and the assets of the Trust Estate described in the definition of the term “REMIC I-2” as separate REMICs for federal income tax purposes.  The REMIC I-1 Regular Interests will constitute the regular interests in REMIC I-1 and the Certificates (other than the Class R Certificates) will constitute the regular interests in REMIC I-2.  The Class R Certificates will represent ownership of the sole class of residual interest in REMIC I-1 and REMIC I-2.

(b)

REMIC I-1 Interests.  REMIC I-1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC I-1 Interests, having the following Certificate Rates and initial principal balances:

Class	Initial Certificate Balance Or Notional Amount	Certificate Rate	Corresponding Class

I-Pool	$245,107,190.44	(1)	N/A(4)
I-Sub-A	$2,501,093.78	(1)	N/A
I-Sub-B	$2,501,093.78	(1)	N/A

1-AX	(2)	6.50%	A-X

Residual

I-R	(3)	(3)	N/A

(1)

This Interest shall bear interest for any Interest Accrual Period equal to (i) the weighted average of the Net Rates of all Mortgage Loans in Collateral Groups I and II as of the beginning of the Interest Accrual Period, weighted on the principal balance of each such Mortgage Loan and determined by subjecting the Net Rate of each such Mortgage Loan to a cap equal to the Designated Rate for the related Collateral Group over (ii) (x) the sum of any expenses payable to the Trustee (to the extent not taken into account in computing the Net Rate of any Mortgage Loan) divided by (y) the aggregate principal balance of the Mortgage Loans as of the beginning of the Interest Accrual Period.

(2)

A notional amount, which for any Distribution Date shall equal the Class A-X Notional Amount.

(3)

The Class I-R Interests will not be entitled to payments of principal or interest.

(4)

N/A means Not Applicable.

(c)

REMIC I-2 Certificates.  REMIC I-2 shall issue the following Classes of Certificates, with the designations, initial Certificate Balances and Certificate Rates indicated, each of which shall be a Class of REMIC I-2 Certificates.

IA-1	$ 16,718,000	5.50%
IIA-1	$100,000,000	6.00%
IIA-2	$102,068,000	6.00%
IIA-3	$ 15,000,000	6.00%
A-P	$ 190,424	0.00%
A-X	(1)	6.50%
B1	$ 8,629,000	(2)
B2	$ 2,626,000	(2)
B3	$ 1,751,000	(2)
B4	$ 1,376,000	(2)
B5	$ 875,000	(2)
B6	$ 875,953	(2)
R	(3)	N/A(4)

____________

(1)

Notional Amount.

(2)

For each Distribution Date (and the related Interest Accrual Period) each of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will accrue interest at a per annum rate equal to the Average Rate.  The initial Average Rate is equal to 5.964%.  For purposes of the REMIC provisions, this Class shall be treated as bearing interest at the weighted average rate of the Class I-Sub-A and Class I-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the ClassI-Sub-A Interest to a floor of 7.928% and subjecting the Class I-Sub-B Interest to a cap of 4.000%.

(3)

N/A means Not Applicable.

(d)

REMIC Final Scheduled Distribution.  The final scheduled distribution date for the Regular Interests in REMIC I-1 and REMIC I-2 is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III

REMITTING TO CERTIFICATEHOLDERS

Section 3.01

Distributions to Certificateholders.

REMIC I-2 Distributions.  (a)  In accordance with Section 3.01(d) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Trustee shall withdraw the aggregate Available Distribution Amount for each Collateral Group from the REMIC I-2 Distribution Account, and shall distribute it in the following manner and order of priority:

(i)

to each Class of Senior Certificates related to such Collateral Group (other than Collateral Group P), Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class;

(ii)

to the Class IA-1 Certificates, in reduction of their Class Principal Balances, from the Available Distribution Amount for Collateral Group I to the Class IA-1 Certificates, in an amount up to the Senior Principal Distribution Amount for Collateral Group I, until the Class Principal Balance thereof is reduced to zero;

(iii)

to the lass IIA-1, Class IIA-2 and Class IIA-3 Certificates, in reduction of their Class Principal Balances, from the Available Distribution Amount for Collateral Group II, in an amount up to the Senior Principal Distribution Amount, concurrently, as follows:

(A)

approximately 46.0685130927%, to the Class IIA-1 Certificates, until their Class Principal Balance is reduced to zero; and

(B)

approximately 53.9314869073% to the Class IIA-2 and Class IIA-3 Certificates, in the following order of priority:

(I)

to the Class IIA-3 Certificates, the Group IIA-3 Priority Amount, until the Class Principal Balance of such Class is reduced to zero;

(II)

to the Class IIA-2 Certificates, until their Class Principal Balance is reduced to zero; and

(III)

to the Class IIA-3 Certificates, until their Class Principal Balance is reduced to zero;

(iv)

to the Class A-P Certificates, from the Available Distribution Amounts for Collateral Group P, the A-P Principal Distribution Amount for such Collateral Group and such Distribution Date, in reduction of the Class Principal Balance of such Class, until their Class Principal Balance is reduced to zero;

(v)

concurrently, pro rata from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for the Class A-P Certificates on such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate Certificates and, provided further, that such amounts will not reduce the Certificate Principal Balance of the Class A-P Certificates;

(vi)

to the extent of the remaining Available Distribution Amount for Collateral Group I and Collateral Group II, but subject to the prior distribution of amounts pursuant to paragraph (b) below, to the Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

(vii)

to each Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(viii)

to the Residual Certificates, after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

(b)

On each Distribution Date prior to the Credit Support Depletion Date but after the date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) of any Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates pursuant to Section 3.01(a)(v), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, shall be distributed as principal to the Senior Certificates (other than any Notional Certificates and the Class A-P Certificates) remaining outstanding pursuant to Section 3.01(a)(ii) until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the related Aggregate Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans contributing to any Collateral Group that are delinquent 60 days or more for the last six months (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates (other than any Notional Certificates and the Class A-P Certificates) of such Undercollateralized Group pursuant to Section 3.01(a)(ii), until the aggregate Certificate Principal Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Distribution Amount for the Collateralized Groups not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class A-P Certificates) of such other Certificate Groups.  In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the Senior Certificates (other than the Class A-P Certificates) of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

(c)

REMIC I-1 Distributions.  On each Distribution Date, the Trustee shall apply amounts in the REMIC I-1 Distribution Account to the REMIC I-1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.  In addition, on each Distribution Date, the Trustee shall apply remaining amounts in the REMIC I-1 Distribution Account in respect of interest to the Class I-Pool, Class I-Sub-A and Class I-Sub-B Interests in accordance with their interest rates set forth above.  Finally, on each Distribution Date, the Trustee shall apply amounts in the REMIC I-1 Distribution Account in respect of principal to the Class I-Pool, Class I-Sub-A and Class I-Sub-B Interests as follows:

(i)

first, to the Class I-Sub-A Interest and the Class I-Sub-B Interest, the minimum amounts to each such that following that allocation the weighted average rate of the Class I-Sub-A and Class I-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class I-Sub-A Interest to a floor of 7.928% and subjecting the Class I-Sub-B Interest to a cap of 4.000%, equals the interest rate on the Class B Certificates for the following Distribution Date;

(ii)

second, to the Class I-Pool Interest until its principal balance is reduced to zero; and

(iii)

third, pro rata to the Class I-Sub-A Interest and the Class I-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.  The Trustee shall withdraw all amounts allocated to the various REMIC I-1 Regular Interests and deposit such amounts in the REMIC I-2 Distribution Account for distribution pursuant to section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC I-1 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class I-R Certificates.

Section 3.02

Allocation of Realized Losses and Shortfalls.

(a)

Realized Losses of Principal.

(i)

On each Distribution Date, the respective Applicable Fractions of each Realized Loss (other than with respect to any Subsequent Recoveries) on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Collateral Groups for further allocation to the Class or Classes of REMIC Interests supported by such Collateral Groups in reduction of the Certificate Balance thereof; provided, however, that any Realized Loss allocated to a Collateral Group shall be allocated first to the Subordinate Interests related to such Collateral Group, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Collateral Group.  Any Realized Losses allocated to a Class of REMIC Interests and not reimbursed on the same Distribution Date shall be allocated to the Corresponding Class or Classes of Certificates as described below.

(ii)

Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Interest, the amount of such Realized Loss will be reimbursed from the Subordinate Principal Distribution Amount, to reimburse the Current Realized Losses and Deferred Principal Amounts.  The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC I-2, until the Certificate Balance thereof has been reduced to zero. The Current Realized Losses and Deferred Principal Amounts will be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC, beginning with the Class having the highest numerical designation.  Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred will be carried forward and will be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.

(b)

Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Collateral Group or Groups, on the basis of the amount of interest due to such Collateral Group from such Mortgage Loan. On each Distribution Date, the interest portion of each Realized Loss allocated to a Collateral Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c)

Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, Month End Interest Shortfall not covered by compensating interest from P&I Advances and Servicemembers Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.  Such amounts shall be allocated proportionately based on (1) in the case of the Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances without regard to any reduction pursuant to this paragraph, for that Distribution Date.

(d)

Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e)

In the event of a Subsequent Recovery, which amount had previously been allocated as a Realized Loss to one or more Classes of Certificates, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Classes to which any Realized Loss had previously been allocated, whether or not such Classes remain outstanding, shall be increased in order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

ARTICLE IV

THE SECURITIES

Section 4.01

The Certificates.

The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2004-CW1.  The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Agreement is limited to $250,109,377, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates.

Section 4.02

Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each of the Residual Certificates and Class B4, Class B5 and Class B6 Certificates shall be issued in fully registered, certificated form.  The Class A Certificates (other than the Class A-P or Class A-X Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  The Class A-P Certificates are offered in the form of a single Certificate representing the entire Certificate Balance thereof.  The Class A-X Certificates are offered in the form of a single Certificate representing the entire Notional Amount thereof.  The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Amount) of such Class.  The residual Certificates will each be issued in percentage interests of 99.99% and 0.01%.

Section 4.03

Redemption of Certificates.

There shall be no right to redemption pursuant to Section 10.01 of the Standard Terms.  Moreover, notwithstanding anything to the contrary in Section 10.02 of the Standard Terms, the obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the purchase of all of the assets of the Trust by Countrywide Servicing (and if Countrywide Servicing does not notify the Trustee of its intention to purchase the assets within a period of five Business Days from the first date on which such condition is satisfied, the Depositor) upon the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date.  Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.  Any repurchase of the assets of the Trust pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04

Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R Certificate is a Residual Certificate subject to Section 5.05(c) of the Standard Terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01

Request for Opinions.

(a)

The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee, and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee any such Rating Agency or their respective counsel.

(b)

Each of the Trustee and the Custodian hereby requests and authorizes its counsel to issue on behalf of such Person such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02

Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03

Governing Law.

This Trust Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York, without reference to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law).

Section 5.04

Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05

Notices.

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Depositor, 85 Broad Street, New York, New York 10004, Attention: President (telecopy number (212) 902-3000 and email addresses:  howard.altarescu@gs.com and anu.pohani@gs.com) or such other address, telecopy number or email address as may hereafter be furnished to each party to the Trust Agreement in writing by the Depositor; (b) in the case of the Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention:  Institutional Trust Services/Global Debt, GSAA Trust 2004-CW1, Telecopy: (212) 623-5930, Attention: Corporate Trust Services or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by the Trustee; and (c) in the case of the Custodian, 1111 Fannin Street, 12th Floor, Houston, Texas 77002, Attention: Sandy Berry, Telecopy: (713) 427-6420 or such other address, telecopy number or email address as may hereafter be furnished to each party to the Trust Agreement in writing by the Custodian.  The address of the rating agencies required to be stated herein pursuant to Section 13.08(d) of the Standard Terms is Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard and Poor’s Rating Services, 55 Water Street, New York, New York 10041.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor, the Trustee, and the Custodian have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,

as Depositor

By:   /s/ Howard Altarescu

Name: Howard Altarescu

Title:   Vice President

JPMORGAN CHASE BANK,

not in its individual capacity, but solely in

its capacity as Trustee under this Trust

Agreement

By:   /s/ Thomas Venusti

Name: Thomas Venusti

Title:   Assistant Vice President

JPMORGAN CHASE BANK,

as Custodian

By:   /s/ Carrie LaNata

Name: Carrie LaNata

Title:   Assistant Vice President

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NEW YORK

)

The foregoing instrument was acknowledged before me in the County of New York, this ____ day of April 2004, by _____________________, __________________ for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

_____________________________

Notary Public

My Commission expires: _______________________

STATE OF ____________________

)

)  ss.:

COUNTY OF __________________

)

The foregoing instrument was acknowledged before me in the County of _____________________, this ____ day of _____________ 2004, by _____________ of JPMorgan Chase Bank, on behalf of the company.

_____________________________

Notary Public

My Commission expires: _____________________

STATE OF ______________

)

)  ss.:

COUNTY OF ____________

)

The foregoing instrument was acknowledged before me in the County of _________________, this __th day of April 2004, by ____________, ___________ of JPMorgan Chase Bank, on behalf of the company.

_____________________________

Notary Public

My Commission expires: _____________________

SCHEDULE I

Mortgage Loan Schedule

EXHIBIT A

Form of Certificates